RELEASE AND INDEMNITY AGREEMENT

      This Release and Indemnity Agreement ("Agreement") is made as of the 30th day of June, 2004, by and between Advanced Healthcare Technologies, Inc., a Nevada corporation (the "Company") and Johnny Sanchez (the "Seller").

                                    RECITALS

      A. The Seller is selling 126,000,000 shares (the "Shares") of common stock, par value $0.001 per share (the "Common Stock") of the Company to Richard Mangiarelli (the "Purchaser") pursuant to a Stock Purchase Agreement of even date herewith (the "Stock Purchase Agreement").

      B. The Company and the Seller are entering into this Agreement pursuant to
Section 2.3.11 of the Stock Purchase Agreement.

                                    AGREEMENT

      It is agreed as follows:

      1. RELEASE, INDEMNITY, AND COOPERATION.

         1.1 Release by Seller. The Seller, on behalf of himself and his agents, attorneys, insurers, heirs, assigns, beneficiaries, executors, trustees, conservators, representatives, predecessors-in-interest, successors-in-interest, and whomsoever may claim by, under or through them, and all persons acting by, through, under or in concert with any of them (the "Releasing Parties") hereby irrevocably and unconditionally forever release, remise, acquit and discharge the Company from and against any and all debts, obligations, losses, costs, promises, covenants, agreements, contracts, endorsements, bonds, controversies, suits, actions, causes of action, misrepresentations, defamatory statements, tortious conduct, acts or omissions, rights, obligations, liabilities, judgments, damages, expenses, claims, counterclaims, cross-claims, or demands, in law or equity, asserted or unasserted, express or implied, foreseen or unforeseen, real or imaginary, alleged or actual, suspected or unsuspected, known or unknown, liquidated or non-liquidated, of any kind or nature or description whatsoever, arising from the beginning of the world through the date of this Agreement which each of the Releasing Parties ever had, presently have, may have, or claim or assert to have, or hereafter have, may have, or claim or assert to have, against the Company (the "Released Claims").

         1.2 Indemnification by Seller. The Seller shall indemnify and hold the Company and the Purchaser harmless in respect of any and all claims, demands, actions, causes of action, damages, losses, costs, liabilities or expenses (hereinafter referred to as "Claim") that existed, or is based on any action or inaction that occurred, prior to the Closing Date (as defined in the Stock Purchase Agreement).

         1.3 Further Assurances; Cooperation. Each party hereto will execute and deliver such instruments and take such other actions as the other party or parties, as the case may be, may reasonably require in order to carry out the intent of this Agreement. Without limiting the generality of the foregoing, at any time after the Closing, at the request of the Company or the Purchaser, and


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without  further  consideration,  the Seller will execute such  documents as and take such action as the Company may reasonably deem necessary or desirable in order to timely prepare and file any future SEC Reports (as defined in the Stock Purchase Agreement) that the Company seeks to file with the Securities and Exchange Commission under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, including, without limitation, the Company's Annual Report on Form 10-KSB for the fiscal year ended March 31, 2004.

      2. CONSIDERATION.  In consideration  for the covenants made  by the Seller
set  forth  in  Section  1,  the  Company   agrees  to  deliver  the   following
consideration concurrently herewith:

         2.1 Membership Interest in Nutratek, LLC. The Company agrees to sell, transfer and assign all of the Company's membership interest in Nutratek, LLC, a Utah limited liability company ("Nutratek"), to the Seller.

      3. DELIVERIES.

         3.1 Deliveries by Company. At the Closing (as defined in the Stock Purchase Agreement), the Company shall deliver or cause to be delivered all of the following to the Seller:

              3.1.1 Certificates representing the Company's membership interest in Nutratek which are either duly endorsed or accompanied by duly endorsed assignments separate from certificate, or, in the event such certificates do not exist, an executed amendment to the operating agreement of Nutratek evidencing the assignment of the Company's membership interest in Nutratek to the Seller; and

              3.1.2 such other documents and instruments as shall be reasonably necessary to effect the transactions contemplated hereby.

         3.2 Seller Deliveries. At the Closing (as defined in the Stock Purchase Agreement), the Seller will deliver the following to the Company:

             3.2.1 In the event that no certificates evidencing the Company's membership interest in Nutratek exist, an executed amendment to the operating agreement of Nutratek evidencing the assignment of the Company's membership interest in Nutratek to the Seller; and

             3.2.2 such other documents and instruments as shall be reasonably necessary to effect the transactions contemplated hereby.

      4. MISCELLANEOUS.

         4.1 Governing Law. This Agreement shall be governed by and construed under the laws of the State of California.


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         4.2  Successors  and Assigns.  Except as otherwise  expressly  provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties hereto.

         4.3 Entire Agreement. This Agreement and the Exhibits hereto and thereto, and the other documents delivered pursuant hereto and thereto, constitute the full and entire understanding and agreement among the parties with regard to the subjects hereof and no party shall be liable or bound to any other party in any manner by any representations, warranties, covenants, or agreements except as specifically set forth herein or therein. Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto and their respective successors and assigns, any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided herein.

         4.4 Severability. In case any provision of this Agreement shall be invalid, illegal, or unenforceable, it shall to the extent practicable, be modified so as to make it valid, legal and enforceable and to retain as nearly as practicable the intent of the parties, and the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         4.5 Amendment and Waiver. Except as otherwise provided herein, any term of this Agreement may be amended, and the observance of any term of this Agreement may be waived (either generally or in a particular instance, either retroactively or prospectively, and either for a specified period of time or indefinitely), with the written consent of the Company and the Seller.

         4.6 Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be effective when delivered personally, or sent by telex or telecopier (with receipt confirmed), provided that a copy is mailed by registered mail, return receipt requested, or when received by the addressee, if sent by Express Mail, Federal Express or other express delivery service (receipt requested) in each case to the appropriate address set forth below:

         If to the Seller:         Johnny Sanchez
                                   10421 South Jordan Gateway # 550
                                   South Jordan, Utah 84095

         If to the Company:        Advanced Healthcare Technologies, Inc.
                                   2820 La Mirada, Suite H
                                   Vista, CA 92081

         4.7  Titles  and   Subtitles.   The  titles  of  the   paragraphs   and
subparagraphs of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.


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         IN WITNESS WHEREOF,  the parties have executed this Agreement as of the date first set forth above.

COMPANY:                             ADVANCED HEALTHCARE TECHNOLOGIES, INC.

                                     /s/ Johnny Sanchez
                                     ------------------------------------------
                                     By: Johnny Sanchez, President

SELLER:                              JOHNNY SANCHEZ

                                     /s/ Johnny Sanchez







               (Signature Page to Release and Indemnity Agreement)





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